                                                                     EXHIBIT 4.3


                            GENERAL WIRELESS, INC.
                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 1, 1995, between General Wireless, Inc., a Delaware corporation (the "Company"), and the undersigned holders of Class C Common Stock, par value $0.01 per share (the "Class C Common Stock"), of the Company (the "Stockholders").

          WHEREAS, in order to induce the Stockholders to invest in the Company, the Company has agreed to grant to them certain registration rights on the terms and conditions set forth herein.

          NOW, THEREFORE, the parties agree as follows:

          1.  Certain Definitions.  As used in this Agreement the following
              -------------------
initially capitalized terms shall have the following meanings:

          License Grant Date.  That date which is 360 days after the date PCS
          ------------------
licenses are granted to the Company.

          Permitted Transferee:  Any transferee to which a Stockholder may have
          --------------------
hereafter lawfully transferred all or a part of the Restricted Stock.

          Participating Stockholder:  As defined in Section 2.2 and as modified
          -------------------------
in accordance with Section 5.

          Person:  A corporation, an association, a partnership, an
          ------
organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          Restricted Stock:  The shares of Class C Common Stock of the Company,
          ----------------
including shares of Class C Common Stock issuable upon the exercise of any warrant, or any capital stock of the Company issued in exchange or in replacement of shares of Class C Common Stock; provided, however, that any such
                                               --------  -------
securities shall cease to be Restricted Stock with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) if the Class C Common Stock of the Company is admitted to trading or is listed on a national securities exchange, the Nasdaq National Market or the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") and to the extent that such securities, in the opinion of counsel to
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the Stockholders, are permitted to be distributed pursuant
to Rule 144 without volume limitations and without an effective registration statement or (iii) they shall have ceased to be outstanding.

          Registration Expenses:  As defined in Section 2.8 of this Agreement.
          ---------------------

          Rule 144:  Rule 144 promulgated under the Securities Act, or any
          --------
successor rule to similar effect.

          SEC:  The United States Securities and Exchange Commission.
          ---

          Securities Act:  The Securities Act of 1933, as amended, or any
          --------------
successor statute.

          Subsidiaries:  All corporations or partnerships as to which the
          ------------
designated Person has either a direct or indirect ownership interest, by way of stock ownership or otherwise, representing at least 51% of the voting power of such corporations or the right to otherwise control the decision making of such corporation or partnership.

          2.   Registration under Securities Act.
               ---------------------------------

          2.1  Demand Registration.
               -------------------

                a.      Request.  Subject to the provisions of this Section
                        -------
2.1, at any time after the License Grant Date, the Stockholders shall have up to two demand rights (exercisable by the request of Stockholders of at least 25% of the outstanding shares of Restricted Stock) that the Company effect the registration under the Securities Act of (i) all Restricted Stock or (ii) shares of common stock that represent at least 15% of the Restricted Stock originally issued to such Stockholders if Stockholders are requesting registration of less than all of their Restricted Stock. Thereupon, the Company will (i) notify all other holders of record of shares of Restricted Stock that the Company has received a demand for registration of the Restricted Stock and (ii) use its best efforts to effect the registration under the Securities Act of the Restricted Stock which the Company has been requested to register by all participating Stockholders who elect to participate in the registration within 10 business days of the notice referenced in (i) above.

                b.      Registration of Other Securities.  Except as set
                        --------------------------------
forth in Section 2.1(g) below, whenever the

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Company shall effect a registration pursuant to this Section 2.1, no securities other than Restricted Stock shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Stockholders in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Stockholders shall have consented in writing to the inclusion of such other securities.

                c.      Registration Statement Form. Registrations under
                        ---------------------------
this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Stockholders and (ii) as shall permit the disposition of such Restricted Stock in accordance with the intended method or methods of disposition. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Stockholders and counsel to the Company, is required to be included.

                d.      Effective Registration Statement.  A registration
                        --------------------------------
requested pursuant to this Section 2.1 shall not be deemed to have been effected and will not be considered one of the two demand registrations which may be requested by the Stockholders (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, it does not remain effective for a period of at least 180 days (unless the Restricted Stock registered thereunder has been sold or disposed of prior to the expiration of such 180 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective for a period of at least 180 days, or (iii) if the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of the Stockholders to satisfy or perform a condition to such closing.

                e.      Priority in Demand Registrations.  If a demand
                        --------------------------------
registration pursuant to this Section 2.1 involves an underwritten offering, the Stockholders shall cause the managing underwriter to advise the Company in writing (with a copy sent to each participating Stockholder) as to the number of securities that can be included in such registration within a price range acceptable to the Stockholders (the "Maximum Offering Amount"). Such registration will include only up to that number of shares of Restricted Stock which does not exceed the Maximum Offering Amount, drawn pro
                                                         ---

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rata from the Stockholders on the percentage that the Restricted Stock held
- ----
by each Stockholder is of the total number of shares of Restricted Stock which all Stockholders hold. If any participating Stockholder determines to include less than its pro rata share of the Maximum Offering Amount in such offering,
              --- ----
such difference shall be divided pro rata among the other participating
                                 --- ----
Stockholders in proportion to the respective holdings of Restricted Stock of all such participating Stockholders desiring to include additional Restricted Stock.

                f.      Number and Size of Demand Registrations; Other
                        ----------------------------------------------
Limitations.  Notwithstanding anything in this Section 2.1 to the contrary,
- -----------
the Company shall not be required to effect more than two demand registrations at the request of the Stockholders pursuant to Section 2.1. of this Agreement, without regard to any subsequent transfer of any Restricted Stock by a Stockholder and the assignment of any rights hereunder pursuant to Section 5. A registration shall not count as one of the permitted demand registrations hereunder unless the holders of Restricted Securities are able to register and sell at least 80% of the Restricted Securities requested to be included in such registration. The Company shall not be required to effect more than one registration pursuant to Sections 2.1(a) or (h) hereof during any 12-month period. Moreover, no Stockholder shall be allowed to participate in any registration pursuant to Sections 2.1(a) or 2.1(h) hereof if the Class C Common Stock is admitted to trading or is listed on a national securities exchange, the Nasdaq National Market or NASDAQ and such Stockholder is eligible to sell its shares of Restricted Stock without volume limitations and without an effective registration statement.

                g.      Incidental Company Registration.  If the
                        -------------------------------
Stockholders make a request for a registration pursuant to Section 2.1(a), the Company may determine to include securities of the same class sought to be registered by the Stockholders for sale for the Company's own account by giving written notice thereof to the Stockholders specifying the number of shares or amount of interests which the Company wishes to have registered, but only to the extent that the number of shares or amount of interests the Company seeks to include does not, when aggregated with the number of shares of Restricted Stock requested to be registered by the Stockholders, exceed the Maximum Offering Amount, and subject to the limitations of Section 2.1(b).

                h.      Form S-3 Demand Registration. Notwithstanding the
                        ----------------------------
foregoing, if the Company at any time qualifies to register common stock under the Securities Act by registration on Form S-3 and such registration of common stock is expected to generate gross proceeds in an amount equal to or exceeding $10 million, the Stockholders shall then be entitled to request the registration under the Securities Act of the Restricted Stock from time to time without regard to number, pursuant to the notice and other applicable provisions of this Section 2.1.

          2.2     Incidental Registration.
                  -----------------------

                  a.    Right to Include the Restricted Stock.  If the Company
                        -------------------------------------
at any time proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on Forms S-4 or S-8 or any successor or similar forms), whether for sale for its own account or pursuant to another demand for registration granted any other party, it will give prompt written notice each such time to the Stockholders of its intention to do so and of the Stockholders' rights under this Section 2.2. Upon the written request of any Stockholder (specifying the Restricted Stock intended to be disposed of and the intended method of disposition thereof), made within 15 business days after the receipt of any such notice, the Company will use its best efforts to effect the registration under the Securities Act of all Restricted Stock which the Company has been so requested to register by the Stockholders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Restricted Stock to be so registered (any Stockholder if giving notice following receipt of such a notice from the Company being herein referred to in this Section 2.2 as a "Participating Stockholder"). If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company, by act of its Board of Directors, may, at its election, give written notice of such determination to each Participating Stockholder and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Restricted Stock in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith, as provided in
Section 2.8), without prejudice, however, to the rights (if any) of a Stockholder to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Restricted Stock, for the same period as the delay in registration of such other securities. The Company will pay all Registration Expenses in connection with registration of Restricted Stock requested pursuant to this Section 2.2.

                  b.    Priority in Incidental Registration Rights in
                        ---------------------------------------------
Connection with Registrations for Company Account.  If the registration referred
- -------------------------------------------------
to in Section 2.2(a) is to be an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the total number of shares of Restricted Stock requested to be included therein by Participating Stockholders under this Agreement, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), and (2) second, up to the full number of shares of Restricted Stock requested to be included in such registration by the Participating Stockholders drawn from them pro rata based on the number of
                                           --- ----
shares of Restricted Stock owned by each Participating Stockholder.

                  c.    Limitations; Exceptions.  The Company shall not
                        -----------------------
be required to effect any registration of Restricted Stock under this Section
2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans. No Participating Stockholder shall be allowed to participate in any registration pursuant to this Section 2.2 hereof if the Class C Common Stock is admitted to trading or listed on a national securities exchange, the Nasdaq National Market or NASDAQ and such Stockholder is eligible to sell its shares of Restricted Stock without volume limitations and without an effective registration statement. No registration of Restricted Stock effected under this Section 2.2 shall relieve the Company of its obligation to effect registrations of Restricted Stock pursuant to Section 2.1 hereof.

          2.3  Registration Procedures.  In connection with the Company's
               -----------------------
obligations pursuant to Sections 2.1 and 2.2 hereof, the Company will use its best efforts to effect such registrations to permit the sale of Restricted Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          a. prepare (within 90 days after a request for registration is made to the Company in the case of a registration pursuant to Section 2.1(a) and in any event as soon as possible) and file with the SEC, a registration statement or registration statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Restricted Stock by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such registration statement to become effective and to remain continuously effective for a period of 180 days following the date on which such registration statement is declared effective, provided that the Company shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Restricted Stock registered thereunder;

          b. prepare and file with the SEC such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by a Stockholder or a Participating Stockholder set forth in such registration statement or supplement to such prospectus;

          c. notify each Stockholder or a Participating Stockholder whose Restricted Stock is to be covered by the registration statement and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company made as contemplated by paragraph (m) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Restricted Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          d. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Restricted Stock for sale in any jurisdiction, at the earliest possible moment;

          e. if requested by the managing underwriters, a Stockholder or a Participating Stockholder, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, the Stockholders and the Participating Stockholders agree should be included therein relating to the sale and distribution of Restricted Stock, including, without limitation, information with respect to the number of shares of Restricted Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts) offering of the Restricted Stock to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by a Stockholder, a Participating Stockholder or any underwriter of such Restricted Stock;

          f. furnish to each Stockholder and each Participating Stockholder whose Restricted Stock is covered by the Registration Statement and each managing underwriter, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          g. deliver to each Stockholder whose Restricted Stock is covered by the registration statement, each other Participating Stockholder and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such Persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by a Stockholder, a Participating Stockholder and the underwriters, if any, in connection with the offering and sale of the Restricted Stock covered by such prospectus or any amendment or supplement thereto;

          i. prior to any public offering of Restricted Stock, use its best efforts to register or qualify or cooperate with each Stockholder whose Restricted Stock is covered by such registration statement, each other Participating Stockholder, the underwriters, if any, and their re-
spective counsel in connection with the registration or qualification of such Restricted Stock for offer and sale under the securities or blue sky laws of such jurisdictions as each Stockholder, each Participating Stockholder, or any underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Restricted Stock covered by the applicable registration statement; provided that the
                                                        --------
Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          j. cooperate with each Stockholder whose Restricted Stock is covered by such registration statement, each Participating Stockholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Restricted Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Restricted Stock to the underwriters;

          k. use its best efforts to cause the Restricted Stock covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Restricted Stock;

          l.    upon the occurrence of any event contemplated by paragraph
(c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Restricted Stock being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          m. enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Restricted Stock and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registra-tion, (i) make such representations and warranties to each Stockholder whose Restricted Stock is covered by such registration statement and each other Participating Stockholder with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) furnish to each such Stockholder and each other Participating Stockholder an opinion of counsel for the Company addressed to each such Stockholder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each such Stockholder and each other Participating Stockholder a "cold comfort" letter addressed to each such Stockholder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as each such Stockholder and each other Participating Stockholder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements; and (vi) the Company shall deliver such documents and certificates as may be requested by each such Stockholder, each Participating Stockholder and the managing underwriters, if any, to evidence compliance with this clause (m) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; all of the above to be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          n. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, as soon as reasonably practicable after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Restricted Stock are sold to underwriters in a firm or best efforts underwritten offering and
(ii) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Restricted Stock after the effective date of a registration statement, which statements shall cover said 12-month periods; and

          o. use its best efforts to cause all Restricted Stock covered by each registration to be listed on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed and to pay all fees and expenses in connection therewith.

          The Company may require each Stockholder whose Restricted Stock is covered by a registration statement and each other Participating Stockholder to furnish to the Company such information regarding itself and the distribution of such Restricted Stock as the Company may from time to time reasonably request in writing in order to comply with the Securities Act and each such Person agrees to notify the Company as promptly as practicable of any inaccuracy or change in information it has previously furnished to the Company in writing or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Person or the distribution of such Restricted Stock or omits to state any material fact regarding such Person or the distribution of such Restricted Stock required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Person or the distribution of such Restricted Stock, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Stockholder and each Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.3(c)(ii), (iii), (v), (vi) or (vii) hereof, such holder will forthwith discontinue disposition of such Restricted Stock covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Person's possession, of the prospectus covering the Restricted Stock current at the time of receipt of such notice.

          2.4  Underwritten Offerings.
               ----------------------

          a.    Demand Underwritten Offerings.  In any offering pursuant
                -----------------------------
to a registration requested under Section 2.1 which is to be effected as a firm commitment underwritten offering, sales shall be made through a nationally recognized investment banking firm (or syndicate managed by such a firm) selected by a majority in interest of the Stockholders participating in such registration and reasonably satisfactory to the Board of Directors of the Company. The Company shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to a majority in interest of the Stockholders participating in such registration and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and to the extent provided in Section 2.7) as are customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Stockholders participating in such registration shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Stockholders. The Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Person, such Person's Restricted Stock and its intended method of distribution and any other representation required by law.

          b.    Incidental Underwritten Offerings.  If the Company at any
                ---------------------------------
time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a Participating Stockholder as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its best efforts to arrange for such underwriters to include all the Restricted Stock to be offered and sold by the Participating Stockholders among the securities to be distributed by underwriters. The Participating Stockholders participating in the registration shall be party to the underwriting agreement between the Company and such underwriters and the representations and warran-ties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Stockholders. Except as provided in this sentence, the Participating Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Person, such Person's Restricted Stock and the intended method of distribution and any other representation required by law.

          2.5  Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Stockholder participating in the registration, its underwriters, and its counsel and accountants and each Participating Stockholder the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of each such Stockholder, each Participating Stockholder and such underwriters' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6  Limitations, Conditions and Qualifications to Obligations Under
               ---------------------------------------------------------------
Registration Covenants.  The obligations of the Company to cause the Restricted
- ----------------------
Stock to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          The Company, by act of its Board of Directors, shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days during any 12-month period) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 if the Board of Directors of the Company determines, in its reasonable judgment, that
(i) the Company is in possession of material information that has not been disclosed to the public and the Board of Directors of the Company reasonably deems it to be advisable not to disclose such information at such time in a registration statement or (ii) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company and its Subsidiaries, taken as a whole, and, in any such case, the Company promptly gives each Stockholder written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, a majority of the Stockholders shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Stockholders are entitled pursuant to Section 2.1 hereof.

          2.7   Indemnification.
                ---------------

          a.    Indemnification by the Company.  In the event of any
                ------------------------------
registration of any Restricted Stock under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Stockholders and the Participating Stockholders, their respective directors, officers, agents, affiliates, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls a Stockholder, a Participating Stockholder or any such underwriter within the meaning of the Securities Act, against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, including interest on the foregoing ("Indemnified Damages"), to which they or any of them may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Restricted Stock is offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any Stockholder or Participating Stockholder seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to a particular Person to be indemnified hereunder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Person stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing.

          Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Stockholder, a Participating Stockholder or any such director, officer, agent, affiliate, underwriter or controlling Person and shall survive the transfer of such securities by a Stockholder or a Participating Stockholder.

          b.    Indemnification by a Stockholder.  The Company may require, as
                --------------------------------
a condition to including the Restricted Stock of a Stockholder or a Participating Stockholder in any registration statement filed pursuant to
Section 2.1 or 2.2, that the Company shall have received an undertaking satisfactory to it from such Stockholder or such Participating Stockholder severally (in the same manner and to the same extent as each other Stockholder or Participating Stockholder) to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, its officers and directors and each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information such Stockholder or such Participating Stockholder furnished to the Company through an instrument duly executed by him specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Stockholderor the Participating Stockholder to whom it relates. In no event shall any indemnity paid by a Stockholder or a Participating Stockholder to the Company or any other Person indemnified pursuant to this Section 2.7(b) (or to whom contribution is paid pursuant to Section 2.7(e)), or otherwise, exceed individually or in the aggregate the proceeds (net of all applicable fees paid by such indemnifying party) received by such indemnifying party in such offering.

          c.    Notices of Claims, etc.  Promptly after receipt by an
                ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. Except as provided above with respect to contested indemnification claims and failures by an indemnifying party to act, no indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided,
                                                                  --------
however, that the indemnifying party shall not unreasonably withhold, delay or
- -------
condition its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

          d.    Indemnification Payments.  The indemnification required
                ------------------------
by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          e.    Contribution.  If the indemnification provided for in this
                ------------
Section 2.7 shall for any reason be
held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to re-flect the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of Stockholders and Participating Stockholders to contribute as provided in this subparagraph
(e) are several in proportion to the relative value of their respective Restricted Stock covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          f.    Other Rights, Liabilities.  The indemnity agreements contained
                -------------------------
herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          g.    Other Indemnification and Contribution. Indemnification and
                --------------------------------------
contribution similar to that specified in the preceding subdivisions of this
Section 2.7 (with appropriate modifications) shall be given by the Company and each Stockholder whose Registrable Shares are included in a registration and each other Participating Stockholder with respect to any required registration or other qualification of Restricted Stock under any federal or state law or regulation of any governmental authority other than the Securities Act.

          2.8  Registration Expenses.  The Company will pay all Registration
               ---------------------
Expenses (as defined below) in connection with any demand registrations of Restricted Stock; provided that in the case where a registration statement under
                  --------
Section 2.2 fails to become effective or fails to become effective as provided in Section 2.1(d), the Company shall additionally pay the fees and expenses of the Participating Stockholders' counsel and of any other Person retained by the them. Registration Expenses include all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the SEC and the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company, one counsel for the participating stockholders (selected by a majority in interest of such participating stockholders) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding underwriting discounts and commissions, SEC or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Restricted Stock), securities acts liability insurance if the Company so desires, fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"). Registration Expenses shall not include underwriting discounts and commissions and transfer taxes, if any, and fees and expenses of any counsel to Participating Stockholders and other expenses of Participating Stockholders. Except as otherwise provided above, the Company will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

          2.9  Certain Rights of Stockholders If Named in a Registration
               ---------------------------------------------------------
Statement.  If any statement contained in a registration statement under the
- ---------
Securities Act refers to a Stockholder or a Participating Stockholder by name or otherwise as the holder of any securities of the Company, then a Stockholder or a Participating Stockholder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to it and the Company, to the effect that its holdings do not necessarily make it a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation of the investment quality of the Company's securities covered thereby.

          3.  Rule 144.  If the Class C Common Stock is admitted to trading or
              --------
listed on a national securities exchange, the Nasdaq National Market or NASDAQ, the Company shall take all actions and file all such information, documents and reports as shall be required to enable a Stockholder to sell its Restricted Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          4.  Registration Rights.  The Company covenants that it will not grant
              -------------------
any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit or restrict the Stockholders' right to request two demand registrations as provided for in Section 2.1 hereof at such times and covering such amount of Restricted Stock as the Stockholders determine (except as such timing or amount of Restricted Stock may otherwise be limited by the express terms of this Agreement) and (ii) the rights so granted to another Person do not limit or restrict the rights granted pursuant to Section 2.2 hereof to a Stockholder to have such Restricted Stock included in any registration by the Company under the Securities Act of any of its securities for its own account (except as such rights are otherwise expressly limited by the terms of this Agreement).

          5.  Binding Effect; Assignment.  This Agreement shall be binding upon
              --------------------------
and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Company may not assign its obligations hereunder. A Stockholder who has not exercised its right to request a demand registration may assign its rights to request a demand registration to a Person acquiring by sale, transfer, assignment or other disposition all or at least 50% of the Restricted Stock such Stockholder holds at such time but only if such Person agrees in writing to be bound by the terms of this Agreement and the Stockholder so notifies the Company of the acquisition of its Restricted Stock and the assignment of its right to request a demand registration; provided that Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.) and Mitsui Comtek Corp. (collectively, "Mitsui") shall also have a one-time right to assign its right to request a demand registration to a Person acquiring by sale, transfer, assignment or other disposition all or at least 20% of the Restricted Stock held by Mitsui at such time and only so long as such transferee agrees in writing to be bound by the terms of this Agreement and Mitsui notifies the Company of the acquisition and assignment of its right to request a demand registration. A Stockholder who assigns its right to request a demand registration in connection with a sale, transfer or disposition of less than all of its Restricted Stock, shall with respect to its remaining Restricted Stock be entitled to have such shares included in any demand registration under Section 2.1 or any other registration under Section 2.2 and in either case, shall be deemed to be a "Participating Stockholder". In addition, any other Person acquiring Restricted Stockfrom a Stockholder as to whom a Stockholder did not assign its rights under this Agreement shall be deemed to be a permitted transferee; provided, however, such Person shall be required to execute an undertaking agreeing to be bound by the terms of this Agreement, including the obligations imposed on a participating Stockholder.

          6.  Limitations on Sale or Distribution.  If a registration under this
              ------------------------------------
Agreement shall be in connection with the initial public offering of equity securities of the Company, each holder of Restricted Stock hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Restricted Stock, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 180 days after the effective date of such registration statement.

          7.  Miscellaneous.
              -------------

          a.  Injunctions.  Irreparable damage would occur in the event that any
              -----------
of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

          b.  Severability.  If any term or provision of this Agreement is held
              ------------
by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

          c.  Further Assurances.  Subject to the specific terms of this
              ------------------
Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          d.  Waivers, Etc.  No failure or delay on the part of either party
              ------------
hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          e.  Entire Agreement.  This Agreement contains the entire
              ----------------
understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

          f.  Counterparts; Additional Parties.  For the convenience of the
              --------------------------------
parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument. The Company will permit persons who purchase or otherwise acquire Class C Common Stock from the Company (including without limitation, Bear, Stearns & Co. Inc.) after the date hereof to join as parties to this Agreement from time to time, by executing a signature page in the form attached hereto for execution by Stockholders; provided, however, that such signature page shall not be effective unless countersigned by the Company. The Company shall maintain a master copy of this Agreement, with all such signature pages attached thereto, and each such holder of Class C Common Stock who has so executed this

Agreement shall be deemed to be a Stockholder under this Agreement for all purposes.

          g.  Notices.  All notices, consents, requests, instructions, approvals
              --------
and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile, by overnight courier or sent by registered mail, postage prepaid as follows:

         (ii)  if to the Company, to:

               General Wireless, Inc.
               6688 North Central Expressway
               Suite 1170
               Dallas, TX  75206

        (ii) if to any Stockholder, to the address of such Stockholder set forth in the Company's register of Stockholders.

Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed.

          h.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          i.  Amendments.  This Agreement may be amended only by a written
              ----------
agreement signed by the Company and approved by the holders of 66 2/3 of the outstanding Restricted Stock.

          j.  Regulated Financial Institutions Compliance Obligations.
              -------------------------------------------------------
Nothing in this Agreement shall diminish the continuing obligations of any financial institution to comply with applicable requirements of law that it maintain responsibility for the disposition of, and control over its admitted assets, investments and property, including (without limiting the generality of the foregoing) the provisions of Section 1411(v) of the New York insurance law, as amended, and as hereinafter from time to time in effect.

          k.  Termination of Prior Agreements.  All prior agreements
              -------------------------------
relating to the matters set forth herein, including the Investors' Rights Agreement dated July 18,

1994, as amended, the Co-Sale Agreement dated July 18, 1994, as amended and any Stockholder's Agreement dated July 18, 1994 and June 2, 1995, between the Company and any party hereto, are hereby terminated in full and superseded in their entirety by this Agreement and the Stockholders Agreement.

          IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed as of the date first above written.

                         General Wireless, Inc.

                         By  ____________________________
                              Name:
                              Title:


                         Stockholder:____________________

                         By  ____________________________
                              Name:
                              Title:

                                       26